UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
April 6, 2015

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 Rio Robles
San Jose, California 95134

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On April 9, 2015, Extreme Networks, Inc. (the “ Company ”) issued a press release reporting its preliminary financial results for the quarter ended March 31, 2015. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 2.02 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 2.02 and the accompanying exhibit shall not be incorporated by reference in any registration statement or other document filed by the Company with the Securities and Exchange Commission, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Effective April 6, 2015, Mr. Jeffrey White, who served as our Chief Revenue Officer, is no longer with the Company.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.          Exhibit Title or Description

99.1              Press Release, dated April 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1034, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2015

EXTREME NETWORKS, INC.

By: /s/ Allison Amadia__________________
Allison Amadia
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.        Exhibit Title or Description

99.1            Press Release, dated April 9, 2015.